LUCAS, HORSFALL, MURPHY & PINDROH, LLP




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form S-8 of Ohana Enterprises, Inc. of our report dated April 30, 2003 relating to the financial statements of Visual Interviews, Inc. formerly known as Virtual Interviews, Inc. as of and for the year ended June 30, 2002.




                       /s/ Lucas, Horsfall, Murphy & Pindroh, LLP
                           CERTIFIED PUBLIC ACCOUNTANTS




Pasadena, California
September 18, 2003


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